Form C

Cover Page

Name of issuer:

ClimateStore Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: MA

Date of organization: 2/13/2013

Physical address of issuer:

41 South Street
Medfield MA 02052

Website of issuer:

http://climatestore.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

6/2/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$61,284.00	$84,136.00
Cash & Cash Equivalents:	$3,746.00	$25,258.00
Accounts Receivable:	$310.00	$0.00
Short-term Debt:	$6,275.00	$21,189.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$51,014.00	$18,408.00
Cost of Goods Sold:	$17,266.00	$12,082.00
Taxes Paid:	$0.00	$0.00
Net Income:	($226,801.00)	($242,557.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

ClimateStore Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Steven E Bushnell	Founder	Climate Store	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Steven E Bushnell	Founder	2013
Steven E Bushnell	CEO	2013
Steven E Bushnell	President	2013
Steven E Bushnell	Treasurer	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Steven E Bushnell	100,000	100.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

ClimateStore is a new company with limited operating history. In the two years since launch, the company has not been able to produce a profit. There is no guarantee that the company can become profitable or viable in the future.

We will need to raise additional capital to maintain viability. Even with additional rounds of investment, due the capital costs required to build brands, it is likely that we won't be profitable for 3 to 5 years or longer. There is also no guarantee that the company will achieve an equity based financing that will trigger the terms of the SAFE agreement.

We will need more people to join our company. The company founder is the only
member of the management team and has limited retail experience. We need to add people with the skills necessary to develop and grow the business. There is no guarantee that we will be able to recruit people with the right skills or be
able to offer compensation at market levels.

Even with additional resources we might not be able to compete in the near term. Omni-channel retail is challenging and dynamic. ClimateStore remains a new brand with little brand awareness. Marketing costs could be high, product margins low, shipping costs high and as a reseller, there is existing customer loyalty to dominant brands like Amazon.

We may not attract enough customers. Even if our mission and product offerings generate awareness and build community, there is no guarantee ClimateStore will convert an adequate portion of its addressable leads (e.g. email and remarketing lists), into paying customers. Even if it does, there is no guarantee that sufficient numbers of new customers will be attracted in the future.

We may not attract enough suppliers of low carbon or sustainable products or select a mix of merchandise that our customers will find appealing.

Until additional rounds of growth capital are secured, the company will have limited resources to support operations. Merchandising activities including product identification, product website detailing, promotional graphics and inventory management will be supported by part time staff in different geographic locations. Many of our suppliers will be drop-shippers, which can lead to poor customer experience and customer service challenges. With minimal IT support, the company may also experience interruptions of service on its website.

We have not entered into any significant revenue generating partner relationships to date. Although we believe affiliate sales though mission-aligned organizations could drive growth, this has yet to be proven. The cost of outreach, marketing and ongoing management could be prohibitive and there is no guarantee that mission aligned organizations will be receptive.

As a direct to consumer business we are highly reliant on digital platforms like Google, Facebook, Instagram, Pinterest and Email marketing. Changes in these platforms could lead to an inability to increase company awareness, build community or communicate in an economical manner.

Our product icon and classification system is not proprietary. There is no guarantee that it will not be replicated by competitors, challenged in use or application, or remain economical to implement.

We have been, and may continue be, targeted by climate deniers and other motivated individuals who do not want the company to succeed for political or special interests.

Trademark infringement. We rely on our issued trademark to distinguish our company from competitors in the United States. Should we grow, third-parties may infringe upon and challenge our issued trademark. We may not have adequate resources to enforce infringement or pursue international protection.

Although the founder is currently, and has since its formation, worked full time on the company, if sufficient funding is not achieved, he may need to move to a part time basis or cease activities with the company altogether.

We may need to revise the manner in which we use the proceeds of this offering. Management will have significant flexibility in applying the proceeds of this offering. The failure of management to apply such funds effectively could have a material adverse effect on the company's business, prospects, financial condition, and results of operations.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds:

- Source, detail and launch additional high interest products
- Relaunch company blog and build inbound content
- Relaunch newsletter & grow subscribers using free and paid traffic
- Restart digital advertising to drive list building and support remarketing
- Promote brand and solutions on social media channels
- Build community (all channels) to > 60,000
- Seek partners, investors & team members to drive growth

If we raise: **$500,000**

Use of Proceeds:
• Add full time product merchandising role and accelerate product sourcing and sales
• Hire full time inbound marketing/content experts to allow - weekly blog posts, east steps guides, videos and content promotion
• Launch PR efforts by engaging professional agency or freelance expert
• Engage professional digital firm and/or freelancers. Increase targeted advertising spend
• Build community to > 125K using targeted advertising
• >15% month over month growth rate in revenues• Add operational capacity to support growth
• Add full or part time leadership team members as soon as financially possible
• Seek partners, investors & team members to drive growth

If we raise: **$1,000,000**

Use of Proceeds:
• Hire Director Level Merchandising Lead to accelerate low carbon product sourcing and support staff to build product offerings.
• Hire up to 2 inbound marketing/content experts to allow - weekly blog posts, DIY guides, videos and content promotion
• Add full time equivalent eCommerce developers and graphics art support.
• Launch PR efforts by engaging professional agency or freelance expert
• Engage professional digital marketing firm. Increase agency advertising spend.
• Build community to > 250K using targeted advertising
• > 20% month over month growth rate in revenues
• Scale operational capacity to support growth
• Add full time leadership team members
• Seek comarketing partners, investors & team members to drive growth

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.

5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an Investor does not reconfirm his or her investment commitment after a material change is made to the offering, the Investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the amount invested by the Investor divided by the result of (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the **discount rate** (80%) , or

- (ii) if the valuation for the company is more than **$3.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$3.5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$3.5 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

- ☐ Yes
- ☑ No

15. Are there any limitations on any voting or other rights identified above?

- ☑ Yes: No Voting Rights
- ☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock	250,000	100,000	Yes	No
Debt Securities			Choose	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$3.5 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$3.5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the

Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

The company has no outstanding loans or material debt.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

ClimateStore is a specialty retail brand that serves people seeking to live more sustainably in the era of human caused climate change. The Company was founded in 2013 on the premise there is a growing number of consumers who want to take personal action but are frustrated by the lack of available information and products offerings that support climate friendly living.

The Company is a first-in-class climate-centered brand integrating products, educational information, and ideas which support climate friendly living. It seeks to use contemporary marketing approaches and partnerships to reach its full omnichannel potential which could include revenues from Ecommerce, mobile/Mcommerce, affiliate sales, catalog sales, and brick and mortar stores.

To date work has focused on building its educational content, developing a product classification system, sourcing early products, Ecommerce infrastructure, gaining initial followers and completing market research to define target customers. Aside from limited pilots, the Company has not engaged in any significant marketing efforts. With the recent completion of its mobile ready design, it seeks to add content and initiate its first significant marketing campaigns.

CimateStore was founded with a social mission. Although the general public is increasingly concerned about climate change, to date no one has leveraged the potential of retail to support, engage and communicate with consumers. ClimateStore could have positive social impact through climate education, connecting people to low carbon products, and as a new specialty channel for companies innovating products that lower carbon emissions.

Through a unique brand identity, the Company seeks to reframe climate change messaging in terms of 'better', 'cleaner' and 'healthier' living. This includes generating positive sharable content and video that appeals to people's desire for better lifestyles, stewardship and social currency.

Since its founding in 2013, the company has been steadily improving its brand, website and offerings. The alpha version of the website was soft-launched on Earth Day 2014 with 30+ product categories supported by educational content. The 'beta' version of the site, marketing pilots, and product additions were completed in 2015. A 'mobile-ready' version of the website was released in Q3 2016.

The company has completed two years of operations and has top line sales. Due to a focus on brand and community development, revenues were small but grew for the period. Revenues were $18,000 in 2014 and $51,000 in 2015. Excluding $24,600 in income from an Indiegogo campaign (June 2015), all revenues were from direct website sales.

Company milestones

2013

- Incorporation
- Completion of early educational content
- Staffing to support product sourcing
- Development of product classification/icon system

2014

- Soft launch of climatestore.com on Earth day (April 22) and first product sales.
- Membership in 1% For The Planet and CarbonFree Partner program
- Integration with 3rd party logistics (3PL) provider
- Selection, sourcing, carbon classification of 300+ carbon lowering products in 20+ categories
- Technical integration of first 20 drop ship vendors
- Trial rewards partnership with PIPs rewards marketplace
- Launch of ClimateActions Blog
- Digital Marketing Pilots: FB, Grist, Mother Jones

2015

- Launch of 'beta' version of website
- Addition of ~150 new spring and outdoor products
- Partnership with Solar Electric Light Fund for Earth Day promotion
- 20,000 followers across all social media channels
- Launch of Indiegogo campaign
- Media in local and national press
- Launch of Instagram feed
- Completion of detailed marketing surveys
- 2500 contacts on newsletter
- Definition of target customers and go to market strategy

2016

- Migration to new web hosting provider
- Implementation of technology to improve website speed
- 7000 followers on Instagram
- Launch of mobile ready website including updated brand redesign, icon updates, logo and full integration of blog

Sales and Revenue

Quarterly sales grew approximately 28% on average for the period Q2 2014 through Q4 2015. As of 12/31/15 the Company had processed approximately 500 online orders from more than 450 customers. Average order value reached $96 for one 12 month period prior to Dec 2015. Approximately 5% of customers were repeat buyers without any targeted remarketing. In the first 18 months following soft-launch the Company achieved solid growth in its social media following. At its peak it was adding ~1,500 twitter followers/month. As of Sept 2016, the Company has grown its mailing list to 3,761 contacts.

In addition to achieving first revenues, the number and prestige of organizations that have signed up for ClimateStore's twitter feed is encouraging. Followers have included Ben & Jerry's, Unilever and Microsoft Citizenship. Environmental groups included Audubon, Treehugger, EarthJustice, Rainforest Action Network (RAN), WorldWatch Insitute, Mom's Clean Air Force, Citizen's Climate Lobby, Polar Bears International, and Mission Blue. Educational institutions included the Earth Institute at Columbia, Yale Climate Connections, and MIT CoLab. Government agencies included the US Fish and Wildlife Service, NASA Goddard Institute and EPA Greenbuilding. Media outlets included ClimateCentral, KQEDScience, CeresNews, CarbonBrief, NetImpact and OceanWire. In only 18 months from launch, the ClimateStore brand is already associated with these institutions and concurrently visible when new users set up their social media accounts.

It should be emphasized that social media follows are not endorsements of ClimateStore in any way or form and can be short lived. They may or may not signal that the Company's social media content and climate action mission are of interest to these organizations. Social media follows do not confer or connote present or future partnership possibilities or special relationships.

Company expenses were $248,883 in 2014 and $260,549 in 2015 resulting in net income (loss) of ($242,557), and ($226,801), respectively. Expenses were associated with building infrastructure, website content, setting up third party logistics, and sourcing and detailing low carbon products for sale. Funds were also used to build inventory. Gross margins averaged ~22% and product margins ~42% reflecting a roughly 50/50 mix of wholesale and dropship offerings.

Losses are expected to continue in 2016 and be in the range of $20,000 to $50,000. This is driven by a decrease in revenues which are forecast to be less than $20,000. Reduced expenses and revenues (relative to the prior two fiscal years), is a result of steps the Company took to redirect capital from marketing to improve its website and launch a fully compatible mobile theme.

Post funding, we look forward to relaunching list building and a return to modest revenue growth. Increases in sales will progress as we add staff, source additional products and initiate marketing campaigns. As long term success is dependent on great products and content, this will remain a primary focus for the near term. Relaunched marketing efforts (with a greatly improved website), will primarily focus on building an engaged audience, through contact lists for email and digital remarketing. Although we don't forecast rapid sales growth in the next 12 months, it should rise from current levels.

As a first-in-class retail brand serving motivated consumers, we believe over the long term we will have significant growth and our focus on list building and brand awareness will drive future sales and profits through low cost marketing and higher customer lifetime value (LTV). NONETHELESS, IT MAY BE YEARS BEFORE INVESTORS SEE A RETURN ON THEIR INVESTMENT, IF THEY DO AT ALL.

Revenues in the next 24 months will come from direct website sales of products, e-mail marketing, affiliate partnerships, and possible entry into marketplaces (e.g. Ebay) or catalog sales. Average margins (including both drop shipping and wholesale) are in the range of 35 to 45% with a plan to increase to > 55% in 4 to 5 yrs.

Cash and Liquidity

Cash and cash equivalents as of 12/31/2015, the end of the last fiscal year:

Cash and Cash Equivalents $3746
Accounts Receivable $310

Use of Funds

The proceeds of this offering will improve our liquidity and provide working capital for our Company. Proceeds of this offering will enable the business to continue to pursue its main activities and, in absence of other investments in other capital investments in the Company allowed under regulation CF, are necessary to viability.

We do not enter into investments for the purposes of trading or speculative purposes. Any cash in excess of immediate requirements will be invested in demand deposit accounts, certificates of deposit and money market funds that are designed to preserve capital and provide liquidity and grow the business. As such, these will provide only minimal returns.

Use of proceeds includes adding and curating additional low carbon products, expanding educational content on low carbon living, building our newsletter list and social media following and increasing revenues as marketing spend is focused on targeted audiences. The business requires no capital equipment or other significant capital investments, but some proceeds will be used to replenish and support base and seasonal inventory.

We anticipate continuing to use a lean model for activities which will require outsourcing and remote teams, which allows more flexibility from a cash flow perspective. Key metrics for the target ($100k) raise are growth of content (numbers or new products added) and community building (contact and social media channel follower growth). We anticipate sales growth will follow. Significant growth in revenues is linked to securing sufficient human resources to support product growth, content generation and marketing activities. We don't anticipate filling full time roles until we raise greater than $200,000 in funding.

Current Run Rate

As of October 2016, the company operates with a burn rate that averages approximately $2,500 and had cash on hand of $1,263 on 10/31/2016.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://climatestore.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements & Tax Returns

- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Steven E Bushnell

INVEST IN CLIMATESTORE

Climate Friendly Living Made Easy

"ClimateStore is a mission-driven retail brand that supports people interested in taking personal action to address climate change. We curate and sell products and consolidate information for consumers to make climate friendly living easy. At ClimateStore you can learn about climate change, shop for solutions and find ideas that help address the issue of our time.



Steven Bushnell
FOUNDER AND CEO, CLIMATESTORE

FOLLOW US FOR UPDATES SHARE TWEET



$0
raised of $100K goal

$100 min
Wefunder Portal LLC

INVEST

Future Equity (SAFE)

$3.5M valuation cap | **20%** discount

A SAFE gives you the right to future shares in ClimateStore. If you invest, you're betting the company will be worth more than $3.5M in the future.

INVEST $25,000+ FOR VOTING & PRO-RATA RIGHTS

INVESTOR PERKS

$200+ ClimateStore sticker pack and 20% off coupon.

$1,000+ Sticker pack, mug and 25% off coupon. Your choice of 3 sustainability topics for company social media feeds.

$5,000+ Sticker pack, mug set, 30% off discount coupon. Your choice of 5 sustainability topics for social media feeds and 1 blog post.

$25,000+ Stickers, mug set, 50% off coupon, 7 topics for social media feed. Guest blog post, T-shirt and personalized carbon footprint analysis.

OUR AMBITION

Our goal is to build a high impact retail brand that will support climate friendly living. We believe there is a growing movement of people who want to take personal action and this will accelerate as climate change unfolds. We also think retail is an untapped opportunity for sharing ideas and building community. In 5 years we seek to be the go-to brand for people seeking sustainable solutions with revenues from website sales, partnerships, catalogs, marketplaces and ultimately physical stores.

KEY FACTS

- Social media interest from strong brands including Ben & Jerry's, Microsoft, Audubon, Earth Institute, NASA, Treehugger and more.
- 30,000 followers with proven ability to attract 1500/mo with minimal effort.
- 500+ customers and 400 curated products from 30 suppliers.
- 28% Q/Q top line growth achieved from pilot efforts.
- Numerous opportunities for sourcing low-carbon products and for partnerships with mission aligned institutions.

climatestore.com

SUSTAINABILITY ECO MCOMMERCE RETAIL BRAND CONSUMER FACING ECOMMERCE SOCIAL GOOD SUSTAINABLE CLIMATE CHANGE

THE BUZZ ABOUT CLIMATESTORE

I like to vote with my dollars. I am very excited to have found a store that helps me personally fight global warming.

Leanne LaBelle

Customer

ClimateStore is a great resource for people trying to take personal action to address a serious issue. The service is prompt and the products are curated.

Hillary Rosenfeld

Customer

ClimateStore is the go-to place for climate friendly products!

Howard 'Bud' Ris

Customer and Former President, New England Aquarium

The information on the site is well researched and objective. I'm grateful ClimateStore makes it easy.

Kathy Cook

Customer

BostInno

ClimateStore Could be Your Next One-Stop Shop to Help Save the Earth

September 6, 2016

The Online store looks to add 1,000 sustainable products with its Indiegogo campaign. Global climate change can often appear as an issue too big for the individual to tackle. Sure, you can reuse your water bottle and bike to work, but these

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Walpole company takes on global (warming) challenge

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When it comes to the massive issue of global warming, one small, local startup company is attempting to make a world of difference.Medfield resident Steve Bushnell recognizes the impact that one person can have in transforming the Earth into a more

1% FOR THE PLANET

Welcome to the Network, ClimateStore! : One Percent for the Planet

September 2, 2016

At the ClimateStore they think the evidence for human caused climate change is overwhelming. They trust the scientific experts who have painstakingly assessed the evidence and shown an indisputable link between our use of fossil fuels, greenhouse

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17 Nifty Products That'll Declutter Your Life

September 2, 2016

ClimateStore is highlighted in a Buzzfeed blog post including a collection of products that will help organize your life.

treehugger

Eco startup aims to offer 1000 vetted low-carbon solutions

March 14, 2016

ClimateStore wants to make choosing low-carbon products simple and easy by curating and vetting each product for its carbon impact. When it comes to reducing the climate impacts of our daily lives, some of the solutions are easy and free (such as

TriplePundit people, planet, profit

ClimateStore is Selected to be Part of Conscious Commerce Collection with H&M and Actress Olivia Wilde

April 27, 2015

Americans spend over half a billion dollars a day on clothing. Imagine what the world would be like if just half of that amount was spent on only sustainable, ethical and eco-conscious brands. Conscious consumerism is based on the idea that every dollar

PEOPLE WANT TO STOP CLIMATE CHANGE

It's true. People want to stop climate change. But the problem is many don't know where to start. Our mission is to make it easy. We're building a one-stop-shop for climate change that integrates products, educational resources and more. Our goal is to help people achieve the future we all desire.






1243

"What steps can I take at home?"

"Which ideas have the biggest impact?"

"How can I save money?"

THE MOVEMENT IS GROWING

With each passing year more and more people are convinced that climate change is real. They are realizing that climate friendly living is essential to preserve the natural world we have all come to know. They are searching for solutions and taking positive action. And the good news is – there'sstill time to act.

1 in 4
Americans

state climate change is *'extremely'* or *'very'* important

1 in 3
Americans

believe it's impacting the U.S. already

78 million

expect to reward climate friendly brands in the future

WE MAKE IT EASY

It's what people want. No more endless searching on the web bouncing from resource to resource. At ClimateStore you can learn about climate change, shop for solutions and make a personal plan. Our core mission is to make it easy to live a climate friendly lifestyle - and we're just getting started.


CLIMATESTORE
CLIMATE CHANGE
LEARN
Climate change is real and coming fast. Have questions? Wondering if it will impact you?
Get the Facts ›
SOLUTIONS
SHOP
We have hundreds of climate friendly products, reviewed for impact so you won't have too.
Find Solutions ›
MAKE A PLAN
ACT
There are many ways to take personal action for the climate. We organize them to make it easy.
Get Started ›
LEARN ›
SHOP ›
SAVE OUR PLANET
ACT ›

LOW CARBON PRODUCTS FROM MISSION ALIGNED SUPPLIERS

To date we've sourced over 400 low carbon products from 30 suppliers. We organized them into over 40 categories integrating them in blog posts and action plans. We're extremely excited about the pipeline of products from new and existing suppliers who are expanding their eco-friendly offerings.


CLIMATESTORE
sustainable
Bags & Packs
SHOP ›
EXPLORE OUR CATEGORIES
HOME ›
YARD & GARDEN ›
ECO TECH ›
ACCESSORIES ›
GIFTS ›
SUMMER ›

FULLY REVIEWED FOR CLIMATE IMPACT

We rank all of our products based on impact. To help sort things out, we developed icons we hope will make things easier. We review all our products for carbon impact and award icons to those that produce fewer greenhouse gases (GHGs) in either the production, use and/or disposal phases of their lifecycle. We also award icons when products produce their own renewable (green) energy, save money or have educational content. And just for fun, we have an icon for staff favorites!



low carbon manufacture
energy efficient
saves water
low carbon disposal
makes clean energy
green savings
climate education
gives back
Staff Pick
our favorites

A GROWING COMMUNITY

We're just starting to grow our community, in the short time short time we've been active on social media, we've grown to a community of ~25K followers, newsletter subscribers and customers. But we're most excited about the quality of mission climate change aligned institutions that are following us.



30,000 Early Followers
13.6 K
7.4 K
6.1 K
1 K
3.6 K
Proven Growth Potential
9100 followers
+1500/mo
followers
2014
2015
Mission Aligned Brands
BEN & JERRY'S
Ben & Jerry's
Peace, Love, & Ice Cream
Burlington, Vermont
benjerry.com
Joined January 2009
MicrosoftCitizenship
Unilever
brightFuture
Unilever World
Audubon
The Audubon Society
RAN
MOMS clean air FORCE
CLIMATE CENTRAL
YALE CC
MIT CoLab
climate nexus

LONG TERM POTENTIAL & GROWTH

We believe that ClimateStore has broad potential as a multichannel brand. The five year business model includes revenue streams from direct website and mobile sales, e-mail remarketing, affiliate programs and marketplaces. Affiliate revenues through partnerships are possible with membership driven environmental organizations, home energy audit contractors and possibly utilities. Additional could come from referral relationships (e.g. home solar and wind), carbon offset relationships, rewards marketplaces and catalog sales.



OmniChannel Growth
phasing of potential sales channels over time.
Physical Stores
Store Pilots
Catalog Sales
Marketplaces
Affiliate Programs
E-mail & Digital Marketing
Direct Website Sales
2016
2017
2018
2019
2020
2021
5 yr financials include Website Sales, Email remarketing, Affiliates & Marketplaces
Channels
Direct Sales via Website/App/eMail
• 50/50 Warehouse/DS Network
• Ave margins 41%-48%
• Labeled products over time
Affiliates & Marketplaces
• Partnerships (Non-Profits)
• Ebay & Eco Sites
• Hosted Affiliate Programs
Catalog Sales
Retail Partnerships
• Labeled Products
• Store within a store programs
Brick & Mortar Stores
• Popup shops
• Sustainable Brick and Mortar

HOW YOUR INVESTMENT WILL HELP US

Great content, products and user experience are critical to becoming a world class resource for climate consumers. As such, content generation is our near term focus and what your investment will support. Reaching the target will support product sourcing, curation, and expansion of the 'take action' portion of our website. We plan on relaunching our blog, weekly newsletter and primary social media channels. To gain the most impact from the investment, we plan on using a lean model which leverages a network of freelance content experts. Funds in excess of the target we will accelerate content generation using this scalable approach. Marketing efforts will focus on newsletter and community growth on social media channels. With great products, growing awareness and relaunched e-mail marketing we anticipate growing sales momentum. The attached 'use of funds' document provides additional details.







#KickCarbon

1 Source Great Products

- ✓ Curation for Climate Impact
- ✓ Improve category depth
- ✓ High interest & sharable

2 Build Deep Content

- ✓ Improve My-Plan
- ✓ Deep blog posts on low carbon living
- ✓ Support in-bound marketing

3 Grow Our Community

- ✓ Build newsletter list
- ✓ Increase social media following
- ✓ Initial partnerships and Affiliations

OUR NEXT STEPS: BUILD DEEP CONTENT AND COMMUNITY

We've been making steady process since founding, but now it's time to notch things up. The first two years were focused more on developing our brand message and early community. We've build a robust Ecommerce site, developed our brand persona and done some test marketing to get feedback. We've learned a lot and gotten some great feedback along the way. With this phase complete, we're excited about deepining our offerings and with enough resources kicking off our go-to-market strategy.

April 2014 — **Soft Launch Earth Day 2014**
Alpha version of website and 200 products in 15 categories.

October 2014 — **Blog Launch**
ClimateAction

June 2015 — **350 Products 30+ Suppliers**
Additions to spring catalog. Integration of 20+ drop ship suppliers.

June 2015 — **Pilot Marketing Campaigns**
Google display ads, Facebook ambassador program, targeted sponsorships.

November 2015 — **Primary Market Research**
Detailed market research with customers and followers. Brand strategy update.

May 2016 — **30,000 Followers on All Channels**
7,000 on Instgram (adding ~700/month), 13,000 on Twitter, over 3,000 newsletter readers.

September 2016 — **Launch Mobile Website & Brand Refresh**
Mobile ready site, server migration, new icons, design and speed enhancements.

January 2017 — **Accelerate Product Sourcing, Content, and Community Building**

April 2017 — **Launch Updated My-Plan**
Deep content and DIY guides linked to products and categories.

LET'S ADDRESS CLIMATE CHANGE TOGETHER

November 18, 2016

We're excited to be part of the Wefunder community and to offer this investment to people concerned about climate change. Climate change is a HUGE issue. People are frustrated with the pace of top down solutions and starting to ask what they can do at home.

We believe retail represents a significant untapped opportunity to support consumers in the coming transition to a more sustainable economy.

Sure, we know shopping isn't the answer. We need government, businesses, faith communities and more, including a price on carbon. But we also need home energy conservation, products from upcycled materials, smart home tech, sustainably made clothes, and a climate-focused brand for the 1000's of small companies seeking to bring sustainable products to market. We also need to use the power of brands to build a desirable vision of what a sustainable lifestyle looks like.

A mission-aligned brand that supports and models better living for the climate has great potential.

If successful, as an early investor you'll have the opportunity to benefit from a first-in-class direct-to-consumer business with an ambitious goal. You'll be leveraging the next mega-trend through support of a company focused on solutions to an issue with real implications for current and future generations.

Climate change has been described as the greatest breakdown in science communication in human history. By building a world class brand with educational information, low carbon products and strong community, ClimateStore is positioned to accelerate the transition to a sustainable future.

We hope you'll join us on the journey.

Sincerely,



Steven Bushnell

FOUNDER



Steven Bushnell

Founder and CEO

Steve is a social entrepreneur with a passion for stopping climate change. A native New Englander and Ph.D. scientist, he switched careers to start ClimateStore to help consumers address the issue.

AND THE REST OF THE TEAM



Paul Sellew

Advisor

CEO - Little Leaf Farms, Executive Chairman - Harvest Power, Founder - Back Yard Farms. Serial entrepreneur with passion for building world class businesses with sustainability mission.



Wendy Gordon

Advisor

CEO - PIPs Rewards, Vice Chair - Rainforest Alliance, Founder - Green Guide, Trustee - Rockefeller Brothers Fund. Environmental entrepreneur and social goods rewards expert.



David Fischer

Advisor

Partner - Gold Hill Capital, Founder - East Coast office of Silicon Valley Bank. Start-up mentor. Passionate about the outdoors, renewable energy and climate action.



Robert Hall

Advisor

Consumer brand and marketing expert. Past CMO - Boston Beer Company, Rue La La. VP Marketing - Kellogg. Start up mentor with a passion for helping developing brands reach their full potential.

DETAILS

What is your traction to date?

– COLLAPSE ALL

Even with minimal advertising and an early version of the website, there is early evidence of traction and reception for the brand. This can be seen through growth on social media channels, early sales, robust brand association and customer/follower feedback from primary market research.

The brand currently has ~30,000 followers across social media channels and a growing mailing list of ~4,000. With modest effort, the company was attracting 1000-1200 followers a month on twitter and 500/mo on Instagram. Aside from a few pilots, the company has not executed a robust marketing effort to date.

We are extremely pleased with the quality of organizations 'following' our social media channels which includes a broad range of environmental, green business, educational, government and international organizations. These have included progressive brands like Ben & Jerry's, Unilever, Audubon, Treehugger, Rainforest Action Network (RAN), Earth Institute, MIT CoLab, US Fish and Wildlife Service, NASA Goddard Institute, KQEDScience, CeresNews, CarbonBrief, NetImpact, OceanWire and many more.

Quarterly sales growth hit a peak of ~28% (12-15% ave mo/mo sales), with only pilot advertising and a non-optimized website. As of 12/31 the company had ~500 orders with $42,000 in revues from ~400 customers. Average order value was $96 for a 12 month period in 2015 and about 5% of customers were repeat buyers without any remarketing. Optimization of the site and implementation of the go-to-market strategy, including professional PR, should accelerate revenue and growth on social media channels.

How are you going to make money?

Revenues in the next 18 months will come from direct website sales of products, e-mail marketing, affiliate partnerships/programs, and 1-2 marketplaces. Future channels include catalog sales, direct B2B, stores-within stores and brick and mortar stores. Starting average margins are 46% with a plan to increase to 55% in 4-5 yrs. The current mix of products is 50/50 warehouse/dropship network with a goal of increasing the ratio over time. Use of social media and inbound will decrease % paid ad spend over time.

How do you acquire customers?

Our go to market strategy leverages 1.5 years experience with targeted digital advertising, primary market research and social engagement. We have experience reaching out to target customers and the climate community. Tactics include: 1) targeted marketing on social media channels, 2) search engine marketing at the product, category, and issue level, 3) issue display ads on targeted websites, 4) professional PR, 5) low cost sponsorships and 6) affiliate relationships with mission aligned organizations. KPIs include email signups, remarketing lists, orders and conversion rates.

Does ClimateStore have international potential?

Climate change is a global issue. We're already seeing customer interest from around the world. With additional resources we look forward to expanding in North America and will certainly consider international opportunities through partnerships and other mechanisms.

How will you have social and environmental impact?

Climate change has been described as the greatest breakdown is scientific communication in human history. There is also a false perception that low carbon living is about giving things up.

Our goal is to build a positive stylish vision of a climate friendly lifestyle. Sure, we don't have Exxon's PR budget, but through creative content and community engagement, over time we seek to have a positive impact on social behavior – supporting, educating and encouraging sustainable living in all aspects.

The resulting impact will be tangible reductions in carbon emissions through the products and information we offer, and by building and important sales channel for low carbon start-ups seeking to bring products to market.

Are you selling any private label products?

No. But we hope to in the future and think the ClimateStore brand will work well in some categories.

Why should I invest?

The timing for a climate focused brand couldn't be better.

Despite recent political events in the US, climate change is a mega trend with rapidly growing public and media focus. With the recent adoption of the COP21 agreement, focus will now turn to the important task of actionable steps to rapidly reduce emissions to meet challenging goals.

Individuals will be looking to do their part.

There is a timely opportunity for a broad-based omni-channel brand that will serve consumers who are either considering, starting down, or well along the path of low carbon living. ClimateStore is a first-in-class brand which has never wavered from its low carbon mission and commitment to serving customers interested in protecting the climate.

For the climate conscious impact investor, the company has significant potential to drive the climate conversation, raise public awareness about sustainable living, and be a leading channel for the many innovative companies developing consumer facing low-carbon products.

RISKS SPECIFIC TO CLIMATESTORE

1. ClimateStore is a new company with limited operating history. In the two years since launch, the company has not been able to produce a profit. There is no guarantee that the company can become profitable or viable in the future.

2. We will need to raise additional capital to maintain viability. Even with additional rounds of investment, due the capital costs required to build brands, it is likely that we won't be profitable for 3 to 5 years or longer. There is also no guarantee that the company will achieve an equity based financing that will trigger the terms of the SAFE agreement.

3. We will need more people to join our company. The company founder is the only member of the management team and has limited retail experience. We need to add people with the skills necessary to develop and grow the business. There is no guarantee that we will be able to recruit people with the right skills or be able to offer compensation at market levels.

4. Even with additional resources we might not be able to compete in the near term. Omni-channel retail is challenging and dynamic. ClimateStore remains a new brand with little brand awareness. Marketing costs could be high, product margins low, shipping costs high and as a reseller, there is existing customer loyalty to dominant brands like Amazon.

5. We may not attract enough customers. Even if our mission and product offerings generate awareness and build community, there is no guarantee ClimateStore will convert an adequate portion of its addressable leads (e.g. email and remarketing lists), into paying customers. Even if it does, there is no guarantee that sufficient numbers of new customers will be attracted in the future.

6. We may not attract enough suppliers of low carbon or sustainable products or select a mix of merchandise that our customers will find appealing.

7. Until additional rounds of growth capital are secured, the company will have limited resources to support operations. Merchandising activities including product identification, product website detailing, promotional graphics and inventory management will be supported by part time staff in different geographic locations. Many of our suppliers will be drop-shippers, which can lead to poor customer experience and customer service challenges. With minimal IT support, the company may also experience interruptions of service on its website.

8. We have not entered into any significant revenue generating partner relationships to date. Although we believe affiliate sales though mission-aligned organizations could drive growth, this has yet to be proven. The cost of outreach, marketing and ongoing management could be prohibitive and there is no guarantee that mission aligned organizations will be receptive.

9. As a direct to consumer business we are highly reliant on digital platforms like Google, Facebook, Instagram, Pinterest and Email marketing. Changes in these platforms could lead to an inability to increase company awareness, build community or communicate in an economical manner.

10. Our product icon and classification system is not proprietary. There is no guarantee that it will not be replicated by competitors, challenged in use or application, or remain economical to implement.

11. We have been, and may continue be, targeted by climate deniers and other motivated individuals who do not want the company to succeed for political or special interests.

12. Trademark infringement. We rely on our issued trademark to distinguish our company from competitors in the United States. Should we grow, third-parties may infringe upon and challenge our issued trademark. We may not have adequate resources to enforce infringement or pursue international protection.

13. Although the founder is currently, and has since its formation, worked full time on the company, if sufficient funding is not achieved, he may need to move to a part time basis or cease activities with the company altogether.

14. We may need to revise the manner in which we use the proceeds of this offering. Management will have significant flexibility in applying the proceeds of this offering. The failure of management to apply such funds effectively could have a material adverse effect on the company's business, prospects, financial condition, and results of operations.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

ClimateStore is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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Steve Bushnell

Founder and CEO at ClimateStore Inc.

Greater Boston Area | Retail

Previous Biogen, Sanofi

Education Harvard Business School

Connect | Send Steve InMail

500+ connections

https://www.linkedin.com/in/sebushnell2050 | Contact Info

Background

Summary

Steven Bushnell, Ph.D. is Founder and CEO of the ClimateStore, a mission driven company with the goal of supporting people passionate about slowing climate change. He believes the scientific debate is over, the issue is urgent and there is still time to act. ClimateStore is dedicated to helping people: learn about climate change, find carbon lowering products and start down the path to low carbon living.

Steve has held numerous senior roles in biotech & pharma in multidisciplinary settings. He holds a Ph.D. in Materials Science (Northeastern) and an undergraduate degree in Engineering (Univ. of Maine). He has R&D experience in medical diagnostics (Bayer), biotech and pharma and has published papers and holds patents in fields including: materials science, computational biology, genomics, translational medicine and neurology. Steve was Global Head of Informatics Development (HMR), was Site Head, Sanofi Genomics Center, and Sr. Director Portfolio Management (Biogen) coordinating a clinical portfolio of $800M. Prior to completing his graduate studies he worked as a mechanical engineer in web offset printing (Heidelberg) and construction products (GRACE).

He started the ClimateStore in his attic in 2013 and launched its eCommerce business on Earth Day 2014. The company is rapidly growing its social media channels, following, customer base, sustainable product offerings and partnerships. Its headquarters are in the Boston area.
He grew up in Lexington, MA and developed a passion for the natural world while hiking, canoeing and camping in the White Mountains. He is a trained climate leader (Climate Reality Project), and has given numerous presentations and participated in panels on the topic.

He has completed executive training at Harvard Business School, Wharton and INSEAD, is a member of the CEO Roundtable, was co-chair of the Boston Section of TMS, and past moderator and board member for UCC Medfield. He is active in the Climate Action Business Association (CABA).

Experience

Founder and CEO
ClimateStore Inc.
February 2013 – Present (3 years 11 months) | Walpole, MA

Senior Director, Translational Medicine
Biogen
April 2008 – August 2012 (4 years 5 months) | Cambridge, Ma

Sr. Director, R&D Portfolio Management & Operations
Biogen
May 2005 – April 2008 (3 years)

Site Head, Sanofi Aventis Cambridge Genomics Center
Sanofi
2001 – April 2005 (4 years)

Education

Harvard Business School
HBS - Executive Education, Leadership and Strategies in Pharmaceuticals and Biotechnology
2007 – 2007

University of Pennsylvania - The Wharton School
Executive Training - Business Leadership Program
2004 – 2004

Northeastern University
Doctor of Philosophy (Ph.D.), Materials Science and Engineering
1987 – 1992

University of Maine
Bachelor's Degree, Mechanical Engineering
1980 – 1984

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